Exhibit 10.11
EMPLOYEE STOCK OPTION AGREEMENT
This Employee Stock Option Agreement, dated as of [__] (the “Effective Date”), between McGraw Hill, Inc., a Delaware corporation, and [___] (“Employee”) is being entered into pursuant to the McGraw Hill, Inc. 2025 Stock Incentive Plan. The meaning of capitalized terms may be found in Section 7 hereof or, to the extent not defined herein, in the Plan.
The Company and the Employee hereby agree as follows:
SECTION 1.    GRANT OF OPTIONS
(a)    Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of shares of Stock specified on the signature page hereof. The Options are not intended to be Incentive Stock Options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern. In consideration of the receipt of the Options granted pursuant to this Agreement, the Employee agrees to be bound by the covenants set forth in Schedule A to this Agreement.
(b)    Option Price. Each share of Stock covered by the Options shall have the Option Price specified on the signature page hereof.
SECTION 2.    VESTING AND EXERCISABILITY
(a)    Vesting.
(i)    [To be added]
(b)    Discretionary Acceleration. The Committee, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.
(c)    Exercise. Once vested in accordance with the provisions of this Agreement, the Options shall be exercisable. To exercise vested Options, Employee (or his, her or its authorized representative) must give written notice to the Company, using the form of option exercise notice as prescribed by the Committee, stating the number of Options which he, she or it intends to exercise. The Company will issue the shares of Stock with respect to which the Options are exercised upon payment of the shares of Stock acquired in accordance with Section 5(d) of the Plan, which Section 5(d) is incorporated herein by reference and made a part hereof. Notwithstanding the foregoing, no vested Options will be exercisable prior to such time that the shares of Stock with respect to the vested Options have been properly registered for sale on Form S-8 with the U.S. Securities and Exchange Commission pursuant to the Securities Act. Upon exercise of Options, Employee will be required to satisfy applicable withholding tax obligations as provided in Section 16 of the Plan.

(d)    No Other Accelerated Vesting; No Other Entitlements. The vesting and exercisability provisions set forth in this Section 2 shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other provision expressly refers to the Plan by name and this Agreement by name and date. [As a condition to the grant of these Options, the Employee acknowledges and agrees that these Options are in full and final satisfaction of any and all entitlements to equity compensation from the Company or any of its Affiliates that the Employee now has or prior to the date hereof has ever had, and, to give full effect to this Agreement, the Employee hereby releases any and all right, claim or action that the Employee may have or has ever had as to any such equity compensation.]1
SECTION 3.    TERMINATION OF OPTIONS
(a)    Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or Section 6, the Options shall automatically terminate for no consideration on the tenth anniversary of the Grant Date, if not exercised on or prior to such date.
(b)    Early Termination. Section 5(f) of the Plan regarding treatment of Options upon Termination is incorporated herein by reference and made a part hereof.
(c)    Termination for Competitive Activity. If the Employee has (i) breached any of the restrictive covenants set forth in Section 1 of Schedule A hereto or (ii) materially breached any of the other restrictive covenants set forth in Schedule A hereto (in each case, a “Covenant Breach”), in each case, at any time prior to or during the one-year period following Employee’s Termination for any reason, the Company shall provide the Employee with written notice of the action that is alleged to constitute such Covenant Breach and a reasonable opportunity to cure such action, if such action is reasonably susceptible to being cured, and the Employee’s right to exercise any vested Options shall be suspended during any such cure period. If the Covenant Breach is not cured (or the Committee reasonably determines is not reasonably susceptible to being cured), the Committee may elect to cause all Options (whether or not then vested or exercisable) held by the Employee to be automatically terminated without payment of any additional consideration.
SECTION 4.    RESTRICTIONS ON EXERCISE; RESTRICTIONS ON SALE
Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (i) unless (A) all requisite approvals and consents of any governmental authority of any kind shall have been secured, and (B) all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied in accordance with Section 16 of the Plan. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i)(A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence. Further, Employee agrees that the Company shall have unilateral authority to amend the Agreement without Employee’s consent to the extent necessary
1         Note to Draft. For first time grantees only.

to comply with any laws applicable to the Option. Employee hereby agrees that, (i) in connection with any registration of the offering of any securities of the Company, Employee will not sell or otherwise transfer any shares of Stock or other securities of the Company during the 180-day period (or such other period not materially longer than 180 days as may be requested in writing by the managing underwriter and agreed to in writing by the Company and otherwise consistent with the lock-up for other employees of the Company and its subsidiaries) following the effective date of a registration statement of the Company or the consummation of such other offering (including the consummation of the initial public offering of the Company’s securities).
SECTION 5.    EMPLOYEE’S REPRESENTATIONS; INVESTMENT INTENTION. The Employee represents, warrants and covenants as follows:
(a)    (i) the Employee has carefully reviewed the information and materials furnished to the Employee in connection with the offer of the Options pursuant to this Agreement, (ii) the Employee has had an adequate opportunity to consider whether or not to accept the grant of Options offered to the Employee and agree to the covenants set forth in Schedule A hereto, (iii) the Employee understands the terms and conditions that apply to the Options (including the Employee’s agreement of the covenants set forth in Schedule A hereto) and the risks associated with an investment in the Options and (iv) the Employee has a good understanding of the English language;
(b)    Options shall be exercisable in whole shares of Stock only;
(c)    Each Option shall cease to be exercisable as to any share of Stock when Employee purchases the share of Stock or when the Option otherwise expires or is forfeited;
(d)    Any certificates representing the shares of Stock delivered to Employee shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate;
(e)    Employee shall be the record owner of the shares of Stock issued in respect of the Options, and as record owner shall generally be entitled to all rights of a stockholder with respect to the shares of Stock issued in respect of the Options;
(f)    Employee and the Company acknowledge that the Options are intended to be exempt from Section 409A of the Code, with an exercise price intended to be at least equal to the Fair Market Value per share of Stock on the Date of Grant. Holder acknowledges that there is no guarantee that the Internal Revenue Service will agree with this valuation, and agrees not to make any claim against the Company, the Committee, the Company’s officers or employees in the event that the Internal Revenue Service or any other person, entity or agency asserts that the valuation was too low or that the Options are not otherwise exempt from Section 409A of the Code; and

(g)    Employee agrees that the Company may deliver by email all documents relating to the Plan or the Options (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Employee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Employee by email or such other reasonable manner as then determined by the Company.
SECTION 6.    CAPITALIZATION ADJUSTMENTS; CORPORATE EVENTS
The Employee acknowledges that the Options shall be subject to adjustment, modification and termination in certain events as provided in Section 10 of the Plan.
SECTION 7.    CERTAIN DEFINITIONS. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:
“Agreement” means this Employee Stock Option Agreement (including Schedule A hereto), as amended from time to time in accordance with the terms hereof.
“Company” means McGraw Hill, Inc., a Delaware corporation, provided that for purposes of determining the status of Employee’s employment or service with the “Company,” such term shall include the applicable Service Recipient.
“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 9, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.
“Grant Date” means the Effective Date, which is the date on which the Options are granted to the Employee.
“Investor” means Platinum Equity Capital Partners IV, L.P., Platinum Equity Capital Partners V, L.P. and/or their Investor Affiliates
“Investor Affiliates” means with respect to any Investor, any other Person directly or indirectly controlling, controlled by or under common control with such Investor; provided that a member of management or other employee of the Company or any of the Company’s Affiliates shall not be deemed to be an Investor Affiliate. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.

“Option Price” means, with respect to each share of Stock covered by the Option, the purchase price specified in Section 1(b) for which the Employee may purchase such shares of Stock upon exercise of the Options. The Option Price is subject to adjustment as provided in the Plan.
SECTION 8.    CLAWBACK POLICY; SHARE OWNERSHIP GUIDELINES
Notwithstanding any provision of this Agreement to the contrary, any Options granted to Employee hereunder, together with any compensation associated therewith, shall be subject to (i) any share ownership guidelines to which the Employee may be subject, and (ii) Section 20(e) of the Plan and all of the terms and conditions set forth in the McGraw Hill, Inc. Policy for the Recovery of Erroneously Awarded Compensation or any other clawback policy implemented by the Company, as in effect from time to time, including, without limitation, any clawback policy adopted to comply with applicable law.
SECTION 9.    MISCELLANEOUS.
(a)    Withholding. The Company or one of its Affiliates may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding and other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options (including interest and penalties).
(b)    Authorization to Share Personal Data. The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent necessary or appropriate in connection with this Agreement or the administration of the Plan.
(c)    No Rights as a Stockholder. The Employee shall have no rights as a stockholder of the Company with respect to any shares of Stock covered by the Options until the exercise of the Options and delivery of the shares of Stock. Except as provided in Section 10(a) of the Plan, no adjustment shall be made for distributions, dividends or other rights for which the record date is prior to the delivery of the shares of Stock.
(d)    No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any of its Affiliates, or to interfere with or limit in any way the right of the Company or any of its Affiliates to terminate such employment at any time.
(e)    Non-Transferability of Options. The Options may be exercised only by the Employee, or, following the Employee’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.
(f)    Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:
(i)    [if to the Company, to it at:
McGraw Hill, Inc.
[______________]
8787 Orion Place
Columbus, Ohio 43240
Attention:
E-mail:            ]2
(ii)    if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Employee’s Service Recipient.
All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.
(g)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
(h)    Waiver; Amendment.
(i)    Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as
2         Note to Draft: Appropriate notice parties to be confirmed.

a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(ii)    Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.
(i)    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.
(j)    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(k)    Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 9(k).
(l)    Severability. If any provision of this Agreement (including Schedule A hereto) is held to be invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and the Company and the Employee shall replace the invalid or unenforceable provision by a valid and enforceable provision that has the effect nearest to that of the provision being replaced and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
(m)    Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(n)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(o)    Entire Agreement. This Agreement and the agreements referred to herein set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

MCGRAW HILL, INC.

By:
Name:
Title:

THE EMPLOYEE:

[EMPLOYEE NAME]

Address of the Employee:

[Address]

Total Number of shares of Stock for the Purchase of Which Options have been Granted	Option Price

______ shares of Stock
A-1

Schedule A
Restrictive Covenants
1.    NON-COMPETE, NON-SOLICITATION. (a) In exchange for the benefits that the Employee will obtain in connection with the grant of the Options, the Employee hereby agrees to be bound by the terms and conditions of this Schedule A.
In order to protect the value of the business of the Company and its direct and indirect subsidiaries (the “Company Group”) as presently conducted and as contemplated to be conducted after the Grant Date (in the case of contemplated conduct, as evidenced by business activities that have been undertaken by the Company or its subsidiaries, or actions, activities or plans approved by the board of directors of the Company, in each case, on or prior to the Grant Date), including the Business, during the period of Employee’s employment with the Company and of its subsidiaries and for a period of one (1) year3 thereafter (the “Restricted Period”). The Employee shall not, anywhere in the world in which the Company Group is engaged in the Business, directly or indirectly, own any interest in, operate, manage, control, initiate or engage in (or make plans to engage in), Participate in, invest in, permit its name to be used by, act as consultant or advisor to, render services for (alone or in association with any Person) or otherwise assist in any manner any Person that engages in or owns, operates, manages or controls any venture or enterprise which, directly or indirectly, engages or proposes to engage in the Business as presently conducted or as contemplated, as of the date of the Employee’s termination of employment with the Company and its subsidiaries, by the Company Group to be conducted in the future (a “Competitive Business”). “Business” means collectively, the respective businesses of the Company and its subsidiaries as conducted, or which the Board has authorized the Company and its subsidiaries to develop or pursue (by acquisition or otherwise), in either case, at the relevant time, which currently consists of the creation of core or supplemental educational content delivered by text, ebook, or electronic platform, in support of educational achievement from K12 to higher education to professional markets, both in North America and international settings. “Participate” means any direct or indirect interest in any enterprise, whether as an officer, director, manager, employee, partner, sole proprietor, agent, representative, independent contractor, executive, franchisor, franchisee, creditor, owner or otherwise. Notwithstanding the foregoing, nothing herein shall prohibit the Employee from (i) being a passive owner of not more than one percent (1%) of the fully-diluted equity interests of any publicly traded entity engaged in the Competitive Business (it being understood and agreed that “passive owner” means that the Employee has no role in the operation of such entity or its businesses (whether as an officer, director, manager or partner or as a consultant, employee or other service provider)), (ii) performing any services for the Company Group, or (iii) owning any equity interest of not more than one percent (1%) in a mutual fund or any passive investment through a hedge or private equity fund.
(b)     During the Restricted Period, the Employee shall not, directly or indirectly through another Person, (i) solicit for employment or induce or attempt to induce or encourage any employee or other individual who is an independent consultant of the Company Group
3         NTD: For optionees with 20,000 (pre-split) or fewer options, the Restricted Period shall be reduced to six (6) months.

(including employees and independent consultants of the Company Group that are or have been employed by, or perform or have performed services for, the Company Group, but, for the avoidance of doubt, excluding professional advisors, such as law firms or accounting firms) to leave the employ of or consulting relationship with any member of the Company Group, or in any way interfere with the relationship between the Company Group and any employee or other individual who is an independent consultant thereof (such employees and independent consultants, the “Restricted Persons”), (ii) hire, employ, enter into a consulting relationship with or otherwise retain for services any Restricted Person during the time such Restricted Person is an employee of or an independent consultant for the Company Group or for the two (2) years thereafter, or (iii) in any way interfere with the relationship between any customer, supplier, vendor, referral source, partner, licensee or business relation of the Company Group (including, without limitation, inducing such Person to cease doing business, or materially reduce such business with, the Company Group (or any member thereof) or making any negative statements or negative communications to such person about the Company Group (or any member thereof)). Notwithstanding the foregoing, nothing in this Schedule A shall prohibit the Employee or any other Person from (i) making a general, public solicitation for employment, or using an employee recruiting or search firm to conduct a search, that does not specifically target Restricted Persons, provided that this sentence will not serve to limit in any way the other restrictions contained herein, including but not limited to the restrictions set forth in Section 1(b)(ii) or (ii) acting as a professional reference for any Restricted Person if requested by such Restricted Person.
(c)    During the Restricted Period, the Employee shall not issue or communicate, or cause or assist any other Person or entity to issue or communicate, any public statement, or statement likely to become public, that is disparaging of, damaging to, or could reasonably be expected to be harmful to, the reputation, business or character of the Business, Platinum Equity Advisors, LLC, any member of the Company Group, or any of their respective Affiliates or subsidiaries or Persons who are former, present or future directors, officers, equity holders (but only prior to an initial public offering of the Company’s securities), executives, representatives, agents, employees or related Persons (including boards, subsidiaries and Affiliates) thereof.
(d)    The Employee agrees and acknowledges that the Employee is familiar with the trade secrets and other information of a confidential or proprietary nature of the Company Group, its businesses and its business relations. The Employee also agrees and acknowledges that the Company Group and its Affiliates and subsidiaries would be irreparably damaged if the Employee were to provide services to or otherwise participate in any Competitive Business in violation of this Schedule A and that any such competition would result in a significant loss of goodwill by the Company Group and its Affiliates and subsidiaries in respect of such businesses. The Employee further agrees and acknowledges that in order to assure the Company Group that the Company Group’s and its Affiliates’ businesses will retain their value, it is necessary that the Employee undertake not to utilize the Employee’s special knowledge of the confidential information of the Company Group and the Employee’s relationship with customers, suppliers, vendors, referral sources, partners, licensees or other business relations of any of the Company Group to compete with the Company Group and its Affiliates in violation of this Schedule A. The Employee acknowledges and agrees that the promises and covenants that the Employee is providing in this Schedule A are reasonable with respect to period, geographical area and scope and are necessary for the protection of legitimate interests in the Company Group and the Company Group’s businesses and assets (including the Company Group’s customer and other material business relationships, trade secrets and goodwill) and that such limitations would not impose any undue burden upon the Employee. The Employee agrees that the covenants made in Section 1(a) through Section 1(c) shall be construed as agreements independent of any other provision(s) of this Schedule A and shall survive any order of a court of competent jurisdiction terminating any other provision(s) of this Schedule A.
2.    CONFIDENTIALITY.
(a)    For purposes of this Schedule A, “Confidential Information” shall mean any confidential or proprietary information (whether or not in written or electronic form and whether or not expressly designated as confidential) relating to the Company or any of its Affiliates or subsidiaries, including information relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, suppliers, personnel, consultants, subcontractors or plans (and any of the foregoing items that are or may be in development or for which there is an internal roadmap) of the Company or any of its Affiliates or subsidiaries (including any such information consisting of or otherwise relating to trade secrets, intellectual property, software and documentation, license or sublicense arrangements, pricing lists, marketing or sales techniques or plans, financial information, company policies, practices and codes of conduct, internal analyses, analyses of competitive products, strategies, merger and acquisition plans, internal audit reports, contracts and sales proposals, pricing and costs of specific products and services, training materials, employment records, performance evaluations, information protected by the Company Group’s privileges (such as the attorney-client privilege), projections or lists of customers or suppliers and including any prospective relationships with any of the foregoing); provided, however, that “Confidential Information” shall not be deemed to include information (i) that is or becomes publicly known, other than as a result of a breach of this Schedule A or any other similar agreement, (ii) that can be demonstrated to have been made available after the date hereof to the Employee or any of its Affiliates on a non-confidential basis from a source other than the Company or any of its Affiliates without, to the Employee’s or its Affiliates’ knowledge after reasonable inquiry, being subject to any contractual or other obligation of confidentiality to the Company Group or any of its Affiliates or (iii) that can be demonstrated to have been independently developed by or on behalf of the Employee or any of its Affiliates without use of, reference to or reliance upon any information which would otherwise constitute Confidential Information.
(b)    The Employee acknowledges that it holds Confidential Information of the Company Group and it may hold Confidential Information of the Company and its Affiliates and subsidiaries in the future. The Employee agrees to safeguard and hold all such Confidential Information in strict confidence, and the Employee shall not, directly or indirectly, at any time (whether during or after the Restricted Period): (i) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than the Company Group and its Affiliates); or (ii) use any Confidential Information for the benefit of any Person (other than the Company Group or its Affiliates). Notwithstanding the foregoing, the Employee may disclose Confidential Information, without violating the obligations of this Schedule A, to the extent the disclosure is reasonably necessary (i) to any Person who is an officer, director, employee, manager, general partner, or agent of the Employee, or counsel to, accountants of, consultants to or other advisors or representatives (“Representatives”) for, the Employee, in such Person’s capacity as a Representative and who is informed of the confidential nature of such disclosure and in each case who has a need to know such information (as used herein, “need to know” shall include, without limitation, monitoring investment performance and making investment decisions in respect thereof, filing tax returns and seeking legal and/or tax advice); (ii) in the performance of authorized employment duties in the Employee’s capacity as an employee of the Company Group; or (iii) to the extent the disclosure is required by a valid subpoena or order of a court or other governmental body having jurisdiction, provided that, in connection with a disclosure contemplated by clause (iii), if legally permitted, the Employee, reasonably promptly upon learning of such required disclosure, gives prior written notice to the Company of such required disclosure and assists the Company (at the Company’s sole cost and expense) in obtaining a protective order preventing or limiting the disclosure and ensuring that the Confidential Information so disclosed is used only for the specific purposes for which the disclosure is required, or for which the order was issued or for which the Employee is required to use such Confidential Information.
(c)    Nothing in this Schedule A is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).  Notwithstanding anything in this Schedule A to the contrary, 18 U.S.C. § 1833(b) provides:
“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”
Accordingly, the Employee has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Employee also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
In addition, Employee understands that nothing in this Agreement shall be construed to prohibit Employee, without notifying the Company or receiving prior authorization from the Company, from (A) filing a charge or complaint with, participating in an investigation or proceeding conducted by, or reporting possible violations of law or regulation to any federal, state or local government agency, (B) initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Securities and Exchange Commission, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation,

(C) truthfully testifying in a legal proceeding or responding to or complying with a subpoena, court order, or other legal process, or (D) speaking with law enforcement, my attorney, the U.S. Equal Employment Opportunity Commission, any state or local division of human rights, or fair employment agency or (E) exercising any rights Employee may have under applicable labor laws to engage in concerted activity with other employees.  The protections contained in this paragraph apply to prior, current and future conduct.
3.    ENFORCEMENT OF COVENANTS. The Employee recognizes and affirms that in the event of a breach or threatened breach by the Employee of any of the provisions of this Schedule A, money damages would be inadequate and the Company Group and its Affiliates would have no adequate remedy at law. Accordingly, the Employee agrees that any member of the Company Group shall have the right, in addition to an action or actions for damages or any other rights and remedies existing in its favor, to specific performance, injunctive and/or other equitable relief (without posting a bond or other security) to enforce its rights and each of the Employee’s obligations under this Schedule A or to prevent any violations (whether anticipatory, continuing or future) of the provisions of this Schedule A (such remedies to include, without limitation, the extension of the Restricted Period for the applicable breached covenant by a period equal to the length of the violation of Section 1 of this Schedule A). Nothing contained herein shall be construed as prohibiting any member of the Company Group or its Affiliates from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove. In the event of a breach or violation by the Employee of any of the provisions of Section 1 of this Schedule A, the Restricted Period relating to such breach or violation shall automatically extend by the length of any such actual breach or violation. If, at the time of enforcement of Section 1 of this Schedule A, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.
4. CHOICE OF LAW. This Schedule A shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Schedule A or the transactions contemplated hereby shall only be brought in the state or federal courts sitting in the State of Delaware or the court of chancery of the State of Delaware. The parties to this Schedule A agree that jurisdiction and venue in any action brought by any party pursuant to this Schedule A shall properly and exclusively lie in such courts. By execution and delivery of this Schedule A, each party irrevocably and exclusively submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any action directly or indirectly arising out of, under or in connection with this Schedule A or any transaction contemplated hereby.
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